Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)
STATEMENTS OF OPERATIONS DATA BY SEGMENT

Three months ended June 30, 2019
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$1,094	$806	$—	$318	$3	$86	$(77)	$2,230
Cost of sales and other expenses	(642)	(599)	—	(130)	(9)	(88)	56	(1,412)
Depreciation and amortization	(189)	(148)	—	(46)	—	(3)	(3)	(389)
Gain on sale of assets	—	—	—	—	61	—	5	66
Other income (expense), net	19	1	—	17	—	—	(9)	28
Income (loss) before interest and tax(1)	282	60	—	159	55	(5)	(28)	523
Net interest (expense) income	(101)	(33)	—	(10)	1	13	(107)	(237)
Income tax (expense) benefit	(35)	4	—	(44)	(14)	(2)	44	(47)
Equity earnings (losses), net	—	—	113	4	2	—	(1)	118
(Earnings) losses attributable to noncontrolling interests	(3)	—	—	(36)	2	—	—	(37)
Preferred dividends	—	(1)	—	—	—	—	(35)	(36)
Earnings (losses) from continuing operations	$143	$30	$113	$73	$46	$6	$(127)	284
Earnings from discontinued operations								70
Earnings attributable to common shares								$354

Three months ended June 30, 2018(2)
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$1,051	$772	$—	$310	$40	$79	$(77)	$2,175
Cost of sales and other expenses	(667)	(565)	—	(123)	(23)	(91)	54	(1,415)
Depreciation and amortization	(169)	(138)	—	(43)	(14)	(11)	(2)	(377)
Impairment losses	—	—	—	—	—	(1,300)	—	(1,300)
Other income (expense), net	25	13	—	(95)	—	—	1	(56)
Income (loss) before interest and tax(1)	240	82	—	49	3	(1,323)	(24)	(973)
Net interest (expense) income	(52)	(25)	—	(14)	(3)	6	(122)	(210)
Income tax (expense) benefit	(42)	(23)	—	55	58	506	48	602
Equity earnings (losses), net	—	—	114	71	(187)	1	(3)	(4)
(Earnings) losses attributable to noncontrolling interests	—	—	—	(64)	20	46	—	2
Preferred dividends	—	(1)	—	—	—	—	(25)	(26)
Earnings (losses) from continuing operations	$146	$33	$114	$97	$(109)	$(764)	$(126)	(609)
Earnings from discontinued operations								48
Losses attributable to common shares								$(561)

(1)
Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2)	Amounts have been retrospectively adjusted for discontinued operations.

Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)
STATEMENTS OF OPERATIONS DATA BY SEGMENT

Six months ended June 30, 2019
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$2,239	$2,167	$—	$701	$10	$227	$(216)	$5,128
Cost of sales and other expenses	(1,339)	(1,512)	—	(322)	(20)	(230)	154	(3,269)
Depreciation and amortization	(375)	(295)	—	(90)	—	(5)	(7)	(772)
Gain on sale of assets	—	—	—	—	61	—	5	66
Other income, net	41	17	—	36	—	—	16	110
Income (loss) before interest and tax(1)	566	377	—	325	51	(8)	(48)	1,263
Net interest (expense) income	(203)	(67)	—	(21)	8	23	(216)	(476)
Income tax (expense) benefit	(40)	(15)	—	(116)	(4)	(6)	92	(89)
Equity earnings (losses), net	—	—	207	6	5	2	(1)	219
Earnings attributable to noncontrolling interests	(4)	—	—	(64)	(1)	—	—	(69)
Preferred dividends	—	(1)	—	—	—	—	(71)	(72)
Earnings (losses) from continuing operations	$319	$294	$207	$130	$59	$11	$(244)	776
Earnings from discontinued operations								19
Earnings attributable to common shares								$795

Six months ended June 30, 2018(2)
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$2,106	$1,898	$—	$618	$65	$183	$(159)	$4,711
Cost of sales and other expenses	(1,308)	(1,278)	—	(252)	(44)	(193)	114	(2,961)
Depreciation and amortization	(335)	(273)	—	(86)	(27)	(22)	(6)	(749)
Impairment losses	—	—	—	—	—	(1,300)	—	(1,300)
Other income (expense), net	53	46	—	(2)	—	—	(1)	96
Income (loss) before interest and tax(1)	516	393	—	278	(6)	(1,332)	(52)	(203)
Net interest (expense) income	(103)	(52)	—	(29)	(6)	11	(208)	(387)
Income tax (expense) benefit	(98)	(82)	—	(100)	65	494	81	360
Equity earnings (losses), net	—	—	129	30	(182)	1	(3)	(25)
Losses (earnings) attributable to noncontrolling interests	1	—	—	(62)	41	46	—	26
Preferred dividends	—	(1)	—	—	—	—	(53)	(54)
Earnings (losses)	$316	$258	$129	$117	$(88)	$(780)	$(235)	(283)
Earnings from discontinued operations								69
Losses attributable to common shares								$(214)

(1)
Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2)	Amounts have been retrospectively adjusted for discontinued operations.